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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                        [ ] Preliminary Proxy Statement.
        [ ] Confidential, for Use of The Commission Only (As Permitted By
                               Rule 14a-6(e)(2)).
                         [ ] Definitive Proxy Statement.
                      [ ] Definitive Additional Materials.
               [X] Soliciting Material Pursuant to Section 14a-12

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

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                      Filed by Butler Manufacturing Company
                             Pursuant to Rule 14a-12
                     of the Securities Exchange Act of 1934
                  Subject Company: Butler Manufacturing Company
                         Commission File No.: 001-12335

The following was filed by Butler Manufacturing Company ("Butler") with the Securities and Exchange Commission ("SEC") under cover of a Current Report on Form 8-K on February 17, 2004.

         On February 15, 2004, Butler and BlueScope Steel Limited, an Australian corporation ("BlueScope"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which BSL Acquisition Corporation, a wholly-owned subsidiary of BlueScope, will merge with and into Butler (the "Merger"), and Butler will become a wholly-owned subsidiary of BlueScope. A copy of the Merger Agreement is attached hereto as Exhibit 99.1.

         Pursuant to the Merger Agreement, each outstanding share of Butler common stock will be exchanged for the right to receive $22.50 in cash. Each outstanding in-the-money option to acquire Butler common stock will be exchanged for the right to receive an amount equal to the product of (A) the difference between $22.50 and the exercise price per share of such option, and (B) the number of shares of Butler common stock covered by such option, less applicable withholding taxes. The Merger is conditioned upon, among other things, approval by Butler's stockholders, clearance under applicable antitrust laws and other customary conditions. Butler currently expects that the Merger will be consummated within 60-90 days.

         In connection with entering into the Merger Agreement, Butler's board of directors approved Amendment No. 1 (the "Rights Amendment") to the Rights Agreement dated as of September 16, 1998 (the "Rights Agreement") between Butler and UMB Bank, N.A., as rights agent, which was entered into on February 15, 2004. The Rights Amendment renders the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement. A copy of the Rights Amendment is attached hereto as
         Exhibit 99.2.

         Butler's press release announcing the Merger (the "Press Release") is attached hereto as Exhibit 99.3.

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In connection with the merger, Butler will be filing a proxy statement and other relevant documents concerning the transaction with the SEC. The proxy statement will be mailed to the stockholders of Butler. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, STOCKHOLDERS OF BUTLER ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Shareholder Relations, Butler Manufacturing Company, 1540 Genessee, Kansas City Missouri 64102 P.O. Box 419917 (Telephone: (816) 968-3000). In addition, documents filed with the SEC by Butler will be available free of charge at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by Butler at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Butler and BlueScope and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Butler stockholders in favor of the Merger. Certain executive officers and directors of Butler have interests in the merger, including, among others, change of control payments, acceleration of and/or vesting of restricted stock, deferred compensation and fees and stock options and their ownership of Butler's common stock, and their interests will be described in the proxy statement when it becomes available.

FORWARD-LOOKING STATEMENTS

Statements in this document concerning Butler's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in Butler's 2002 Annual Report to Shareholders on page 16.